Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of BlackRock Funds III of our report dated February 22, 2024, relating to the financial statements and financial highlights, which appears in iShares U.S. Aggregate Bond Index Fund’s Annual Report on Form N-CSR for the year ended December 31, 2023.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of Master Investment Portfolio of our report dated February 22, 2024, relating to the financial statements and financial highlights, which appears in U.S. Total Bond Index Master Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2023.

We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 22, 2024